Exhibit 10.1

DERYCZ SCIENTIFIC, INC.
FIRST WARRANT AMENDMENT

This First Warrant Amendment (this “Amendment”) is dated as of December 22, 2009 and hereby amends that certain Warrant to Purchase Common Stock dated as of December 22, 2006 and issued by Derycz Scientific, Inc., a Nevada corporation (the “Company”), to the below-referenced holder and assigned the below referenced number (the “Warrant”).  The Warrant is one of a series of warrants issued pursuant to a private placement of the Company’s common stock and warrants to purchase shares of the Company’s common stock completed on December 22, 2006.  The purpose of this Amendment is to extend the term of the Warrant one additional year.

Accordingly, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the definition of “Expiration Date” in Section 1(a)(iv) of the Warrant is hereby amended as follows:

“Expiration Date” means December 22, 2010.”

All other terms, conditions, and provisions of the Warrant shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed as of the date first set forth above.

DERYCZ SCIENTIFIC, INC.

By:
Name: Richard McKilligan
Title: Chief Financial Officer

Holder: <Holder Name>
Warrant No.: <Warrant Number>